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                        AMERICAN TECHNICAL CERAMICS CORP.

                           OFFICERS' PROFIT BONUS PLAN

         Officers' Profit Bonus Plan of American Technical Ceramics Corp., a Delaware corporation (the "Corporation").

         WHEREAS, the Corporation has benefited from the efforts of its senior corporate officers; and

         WHEREAS, the Corporation is desirous of continuing to retain and to reward its senior corporate officers for their efforts on behalf of the Corporation;

         WHEREAS, accordingly, in February 1992, the Corporation established the American Technical Ceramics Officers' Profit Bonus Plan (as same may be amended or modified from time to time in accordance with the terms hereof, this "Plan") which has enabled eligible officers to participate in the profits of the Corporation; and

         WHEREAS, the Corporation desirous of reducing the Plan to writing;

         NOW, THEREFORE, the terms of the Plan are as set forth herein.

                                    ARTICLE I

                               NATURE OF THE PLAN

         1.1 IN GENERAL. This Plan is intended to allow Eligible Officers (as hereinafter defined) to share in the profits of the Corporation to the extent provided in this Plan.



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         1.2 EXEMPTION FROM ERISA COVERAGE. This Plan is intended to be exempt from the requirements of ERISA.

         1.3 EFFECTIVE DATE. This Plan has been in effect since in respect of Fiscal Years beginning with the Fiscal Year ended June 30, 1992. It shall remain in effect until terminated as provided herein.

                                   ARTICLE II

                                   DEFINITIONS

         2.1 "BOARD" or "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

         2.2 "BONUS PERCENTAGE" shall mean, for each Fiscal Quarter, the percentage of the Profits of the Corporation in respect of such Fiscal Quarter awarded to an Eligible Officer in accordance with Article IV hereof.

         2.3 "COMMITTEE" shall have the meaning set forth in Section 6.1 hereof.

         2.4 "CORPORATION" shall have the meaning set forth in the preamble hereto.

         2.5 "DISTRIBUTION DATE" shall mean a date determined by the Committee which shall be within fifteen days following the issuance of each news release reporting the Corporation's quarterly earnings.

         2.6 "ELIGIBLE OFFICER" shall mean any Officer who is not an Excluded Officer who is eligible to participate in the Plan in accordance with the provisions of Article III of this Plan.

         2.7 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended ("ERISA").




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         2.8 "EXCLUDED OFFICER" shall mean:

                  a. The President and the Chief Executive Officer of the Corporation;

                  b. Any Officer who participates in another bonus plan maintained by the Corporation or who otherwise is entitled to a bonus or an incentive or contingent payment which does not include as an element thereof participation in this Plan, unless such Officer is expressly permitted by the Board or the Committee to participate in this Plan; and

                  c. Any other Officer who the Board or the Committee may designate from time to time as an Excluded Officer.

         2.9 "FISCAL QUARTER" shall mean each of the fiscal quarters of the Corporation which currently end on March 31, June 30, September 30 and December 31 of each Fiscal Year.

         2.10 "FISCAL YEAR" shall mean the fiscal year of the Corporation which currently begins on July 1 and ends on the following June 30.

         2.10 "LOSS" shall mean the net loss of the Corporation for a Fiscal Quarter before provisions for federal, state and local income taxes as reflected in its financial statements for such Fiscal Quarter prepared in accordance with generally accepted accounting principles.

         2.11 "OFFICER" shall mean the, the Chief Financial Officer, Chief Operating Officer and any Vice President of the Corporation. Holding more than one office does not entitle an individual to more than one award under this Plan.

         2.12 "PLAN" shall have the meaning set forth in the third recital hereto.

         2.12 "PROFITS" shall mean the net income of the Corporation for a Fiscal Quarter before provision for federal, state and local income taxes as reflected in its financial statements for such Fiscal Quarter prepared in accordance with generally accepted accounting principles.





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                                   ARTICLE III

                                   ELIGIBILITY


         3.1 ELIGIBILITY REQUIREMENTS. Subject to Section 3.2 of this Plan, all Officers of the Corporation, other than Excluded Officers, who were Officers on or before the first day of any Fiscal Quarter shall be eligible to participate in the Plan for such Fiscal Quarter. Any questions concerning a Officer's status for purposes of participating in the Plan shall be determined by the Committee (or, if no Committee has been appointed, the Board) in its sole discretion.

         3.2 CHANGE IN STATUS. For purposes of this Plan, an employee or Excluded Officer who, as a result of a change in employment status or otherwise, becomes an Officer or is no longer an Excluded Officer shall become eligible to participate in the Plan on the first day of the next Fiscal Quarter after such change in status. An Officer who, as a result of a change in employment status or otherwise, is no longer an Officer or who becomes an Excluded Officer, shall cease his or her participation in this Plan on the date his or her status changes. If an Officer ceases to be an Officer or becomes an Excluded Officer on or prior to the last day of any Fiscal Quarter, he or she shall not be eligible to participate in this Plan in respect of such Fiscal Quarter unless the Board, in its sole discretion, determines otherwise. If, however, an Officer ceases to be an Officer or becomes an Excluded Officer after the last day of a Fiscal Quarter, he or she shall still be eligible to participate in this Plan with respect to the Fiscal Quarter just concluded, provided he or she is still employed by the Corporation on the applicable Distribution Date.








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                                   ARTICLE IV

                         DETERMINATION OF THE BONUS POOL


         4.1 DETERMINATION OF BONUS PERCENTAGE. The Board, in its sole discretion, shall determine the Bonus Percentage in respect of each Fiscal Quarter to which each Eligible Officer shall be entitled. Such determination may be made prior to, during or after the end of each Fiscal Quarter, although it is expected that, in general, said percentage will be determined prior to the commencement of the applicable Fiscal Quarter. In no event shall the aggregate Bonus Percentage of all Eligible Officers in respect of any Fiscal Quarter exceed 5%. The Board, for any reason or for no reason, in its sole discretion, may elect not to contribute any of the Profits in respect of any Fiscal Quarter to the Plan regardless of the level of Profits.

         4.2 TREATMENT OF LOSSES. In the event that the Corporation sustains Losses, rather than Profits, in any Fiscal Quarter, no bonuses shall be payable in respect of such Fiscal Quarter under this Plan. In addition, unless otherwise determined by the Board, should the Corporation sustain a Loss in any Fiscal Quarter, such Loss shall be applied to the first succeeding Fiscal Quarter during the same Fiscal Year in which the Corporation realizes Profits, such that, for purposes of calculating bonuses in such Fiscal Quarter, the amount of such Profits shall be reduced by the amount of any Losses not previously applied in such manner. Losses incurred in a Fiscal Quarter during a Fiscal Year shall not be applied to reduce Profits in any Fiscal Quarter other than a Fiscal Quarter falling within the same Fiscal Year. Any ambiguities regarding the Corporation's Profits or Losses in respect of any Fiscal Quarter shall be resolved by the Board, in its sole discretion.










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                                    ARTICLE V

                       PAYMENT OF BONUSES; TITLE TO FUNDS


         5.1 PAYMENT OF BONUSES. The bonuses determined in accordance with the provisions of this Article V shall be paid to Eligible Officers on or before each Distribution Date.

         5.2 TITLE TO FUNDS. Title to all funds under this Plan shall remain in the Corporation until said funds are actually distributed. The existence of this Plan or any allocation of funds shall not create any title or vested interest in any separate fund by any Officer.

                                   ARTICLE VI

                           ADMINISTRATION OF THE PLAN


         6.1 APPOINTMENT OF COMMITTEE. The Plan shall be administered by the Board. Alternatively, the Board may appoint a committee of not less than two persons (who need not be directors but who shall not be eligible to participate in this Plan) who shall be responsible for the administration and operation of this Plan and who shall have the duties, responsibilities and powers set forth in this Article VI (the "Committee").

         6.2 DUTIES AND RESPONSIBILITIES OF THE COMMITTEE. If appointed, the Committee shall have, without limitation, the following responsibilities:

                  a.  Determination of Eligible Officers;

                  b. Distribution of funds to Eligible Officers in accordance with the terms of this Plan;

                  c. Establishing administrative rules and regulations of this Plan as necessary or appropriate;

                  d. Resolving disputed issues and determining claims for benefits; and




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                  e.  Resolving any ambiguities arising under the Plan
                      concerning its operation and administration.

         6.3 RESERVATION OF RIGHTS BY BOARD. The Committee shall have no authority to (i) change any Bonus Percentage established by the Board, (ii) resolve ambiguities concerning the amount of the Corporation's Profits or Losses, or (iii) amend or terminate this Plan, which determinations shall be made solely by the Board.

         6.4 NO DUTY OF ENFORCEMENT. The Committee shall have no obligation to enforce the payment of any funds to any Eligible Officer and such payment shall be the sole responsibility of the Corporation.

         6.5 INDEMNIFICATION. The Corporation shall indemnify the Committee and its individual members for their actions performed in connection with the administration and operation of this Plan to the full extent provided by the Certificate of Incorporation and By-Laws of the Corporation and by applicable law.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 AMENDMENT OR TERMINATION. The Plan may be amended or terminated by the Board at any time in its sole discretion.

         7.2 GENDER OR NUMBER. Except as otherwise clearly indicated by context, words in the masculine gender shall be deemed to include the feminine gender and vice versa. Words in the singular form shall be deemed to include the plural form and vice versa.




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         7.3 CONTROLLING STATE LAW. This Plan shall be construed and enforced according to the laws of the State of New York.

         7.4 NO CONTRACT OF EMPLOYMENT. Neither participation in the Plan, establishment of the Plan or any modification thereof, nor payment of any benefit, shall give any Officer the right to be retained in the employ of the Corporation.

         7.5 NOTICES. All notices to the Corporation, the Board and the Committee shall be delivered to such party at the following address:

         American Technical Ceramics Corp.
         One Norden Lane
         Huntington Station, New York 11746
         Attention: Kathleen M. Kelly, Vice President - Administration

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         IN WITNESS WHEREOF, American Technical Ceramics Corp. has caused these presents to be executed by its officers duly authorized this ___ day of ________, 2003.

                                            AMERICAN TECHNICAL CERAMICS CORP.



                                            BY:_________________________________
                                                  Victor Insetta, President

























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